Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm




Abraxas Petroleum Corporation
San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-127480, 333-132971 and 333-143728) and Form S-8 (No.
333-17375, 333-17377, 033-81416, 333-55691,  333-74592,333-74614 and 333-135032)
of Abraxas Petroleum Corporation of our reports dated March 9, 2007, relating to the consolidated financial statements, and the effectiveness of Abraxas Petroleum Corporation's internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K/A Number 3 .


BDO Seidman, LLP
Dallas, Texas

November 14, 2007


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                                                                    Exhibit 23.2


                       Consent of DeGolyer and MacNaughton


         We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our "Appraisal Report as of December 31, 2006 on Certain Properties owned by Abraxas Petroleum Corporation Special Case," "Appraisal Report as of December 31, 2005 on Certain Properties owned by Abraxas Petroleum Corporation Special Case," and "Appraisal Report as of December 31, 2004 on Certain Properties owned by Abraxas Petroleum Corporation Special Case" (our reports) under the sections "Item 1 - Business General"," Item 2 Properties", "Primary Operating Areas" and "Reserves Information" in the Abraxas Petroleum Corporation Annual Report on Form 10-K/A Number 3 for the year ended December 31, 2006.

                            DeGolyer and MacNaughton



Dallas, Texas
November 14, 2007


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